EXHIBIT 10.3               PROMISSORY NOTE

                                 PROMISSORY NOTE

$50,000.00                                  Harrison County, Mississippi
                              ____________ ___, 1999

         The undersigned, JVWeb, Inc., a Delaware corporation (hereinafter called "Maker"), whose address for the purposes of this Note is 5444 Westheimer, Suite 2080, Houston, Texas 77056, for value received, without grace, in the manner, on the dates and in the amounts herein stipulated, promises to pay to the order of Equitrust Mortgage Corporation (hereinafter called "Payee"), at Payee's principal place of business located at 1201-25th Avenue, Suite One, Gulfport, Mississippi 39501-1950, or at such other place as Payee may hereafter designate, the sum of FIFTY THOUSAND DOLLARS ($50,000.00), in lawful money of the United States of America, at the interest rate herein specified.

         The unpaid principal balance from time to time outstanding hereunder shall bear interest from and after the date hereof until such balance is paid in full at a fixed rate per annum equal to TWELVE PERCENT (12.0%). Interest on this Note shall be computed on the basis of a 365-day (or 366-day, as the case may be) year for the actual number of days elapsed.

         The unpaid principal balance of this Note with all accrued but unpaid interest thereon shall be due and payable in full on DEMAND, or in the event there is no demand, on or before midnight on August 2, 2004. However, if this
Note is converted in accordance with the terms hereof, then no unpaid principal balance of this Note or accrued interest shall ever be due and payable.

         Payee shall have the option until midnight on August 2, 2004 to convert the Note into 400,000 shares of Common Stock. Such conversion may be exercised by Payee's giving written notice to Maker, in accordance with the notice provisions of that certain Agreement dated August 3, 1998 between Maker and Payee, of Payee's desire to effect such conversion. Immediately upon the conversion of this Note, the rights of Payee under this Note shall cease except with regard to the right to receive the 400,000 shares of Common Stock issuable upon conversion, and Payee shall be treated for all purposes as the record holder of the 400,000 shares of Common Stock from and after such time. As promptly as practicable after the conversion, Payee shall surrender this Note marked "Cancelled", and Maker shall issue and deliver to Payee one or more certificates for the 400,000 shares of Common Stock issuable upon conversion.

         Maker hereby acknowledges that the holding period, for purposes of Rule 144 of the Securities Act of 1933 (the "Act"), of the shares of Common Stock into which this Note may be converted commenced on the date of this Note rather than the date of conversion. Moreover, Maker hereby acknowledges that, if Payee ever tranfers this Note and the Note is converted as provided herein, Payee and each transferee of the Note shall be regarded as separate persons for purposes of the volume limitation set forth in Rule 144 under the Act.

         If this Note is not paid at maturity and said Note is placed in the hands of an attorney for collection or if collection by suit or through the probate court, bankruptcy court, or by any other legal or judicial proceeding is sought, Maker agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof.

         Maker and each and all other liable parties expressly and specifically,
(i) severally waive grace, presentment for payment, demand for payment, notice of intent to accelerate and notice of acceleration, notice of dishonor, protest and notice of protest, notice of nonpayment, and any and all other notices, the filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) severally agree to any substitution, subordination, exchange or release of any security held for the payment of this Note or any other obligation to Payee and release of any party primarily or secondarily liable hereon, (iii) severally agree that Payee shall not be required first to institute suit or exhaust Payee's remedies hereon against Maker or other parties liable hereon or to enforce Payee's rights against them or any security herefor in order to enforce payment of this Note by any of them, and (iv) severally agree to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

         The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                           JVWEB, INC.



                                           By:__________________________________
                                           Greg J. Micek, President